EXHIBIT 5.1

August 31, 2006

Board of Directors

Coldwater Creek Inc.

One Coldwater Creek Drive

Sandpoint, Idaho 83864

Ladies and Gentlemen:

We are acting as counsel to Coldwater Creek Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission relating to the registration of (i) 2,700,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) issuable from time to time in accordance with the terms of the Coldwater Creek Inc. Amended and Restated Stock Option/ Stock Issuance Plan (the “Plan”) and (ii) 1,800,000 shares (the “ESPP Shares”) of Common Stock issuable from time to time in accordance with the terms of the Company’s 2006 Employee Stock Purchase Plan (the “ESPP”).  This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.                                       An executed copy of the Registration Statement.

2.                                       The Amended and Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of the State of the State of Delaware on August 30, 2006 and by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

3.                                       The Amended and Restated Bylaws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect.

4.                                       Resolutions of the Board of Directors of the Company adopted at meetings held on March 25, 2005 and on March 24, 2006, and of the Company’s stockholders adopted at meetings of the stockholders of the Company held on June 11, 2005 and June 10, 2006, each as certified by the Secretary of the Company on the date hereof as being complete, accurate, and in effect, relating to the authorization of the Plan Shares and the approval of the ESPP and the reservation of the ESPP Shares issuable in connection therewith.

5.                                       The Plan.

6.                                       The ESPP.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies).  This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended.  We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.  As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Plan Shares pursuant to the terms of the Plan and of the ESPP Shares pursuant to the terms of the ESPP, and receipt by the Company of the consideration for the Plan Shares and the ESPP Shares specified therein or in resolutions of the Board of Directors authorizing the issuance thereof, the Plan Shares and the ESPP Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof.  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

HOGAN & HARTSON L.L.P.